Exhibit 99.1

PRESS RELEASE

For Immediate Release

April 21, 2011

iPAYMENT, INC. COMMENCES SENIOR NOTES OFFERING

AND iPAYMENT HOLDINGS, INC. COMMENCES UNITS OFFERING

Nashville, Tennessee – April 21, 2011 – iPayment, Inc. (the “Company”), announced today that the Company plans to offer $375 million in aggregate principal amount of Senior Notes due 2018 (the “Notes”). The Company also announced today that its parent, iPayment Holdings, Inc. (“Holdings”), plans to offer 150,000 units (the “Units”), consisting of $150,000,000 in aggregate principal amount of Senior Notes due 2018 and 150,000 warrants to purchase common stock of Holdings.

The net proceeds from the offering of the Notes and the Units, together with borrowings under the Company’s proposed new senior secured credit facilities, will be used to (i) permanently repay all of the outstanding indebtedness under the Company’s existing senior secured credit facilities; (ii) redeem and satisfy and discharge all of the Company’s existing senior subordinated notes; and (iii) make a distribution to the Company’s indirect parent, iPayment Investors, L.P. (“Investors”) in an amount sufficient to enable it to redeem and satisfy and discharge all of its existing PIK toggle notes and, subject to the satisfaction of certain conditions, to redeem all of the equity interests in Investors and its general partner held by the Company’s Chairman and Chief Executive Officer and by entities controlled by him or in trust for the benefit of his family members.

The Notes and Units are being offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act. The Notes and Units have not been registered under the Securities Act, any other federal securities laws or the securities laws of any state, and until so registered, the Notes and Units may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer, solicitation or sale of the Notes and Units in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About iPayment

iPayment, Inc. is a provider of credit and debit card-based payment processing services to approximately 130,000 small merchants across the United States. The Company’s payment processing services enable merchants to process both traditional card-present, or “swipe,” transactions, as well as card-not-present transactions, including transactions over the internet or by mail, fax or telephone.

Forward Looking Statements

Information in this press release may contain “forward-looking statements” about iPayment, Inc. These statements involve risks and uncertainties and are not guarantees of future results, performance or achievements, and actual results, performance or achievements could differ materially from the Company’s current expectations as a result of numerous factors, including but not limited to the following: acquisitions; liability for merchant chargebacks; restrictive covenants governing the Company’s indebtedness; actions taken by its bank sponsors; migration of merchant portfolios to new bank sponsors; the Company’s reliance on card payment processors and on independent sales organizations; changes in interchange fees; risks associated with the unauthorized disclosure of data; imposition of taxes on Internet transactions; actions by the Company’s competitors; and risks related to the integration of companies and merchant portfolios the Company has acquired or may acquire. These and other risks are more fully disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

iPayment, Inc.

Mark Monaco, Chief Financial Officer

(615) 665-1858, ext. 115

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